Exhibit 10.26

April 30, 2014

Larry Potts
Vice President, Chief Compliance Officer & Director Corporate Security
Scientific Games Corporation
750 Lexington Avenue, 25th Floor
New York, New York

Dear Larry:

With regard to your Employment Agreement dated as of January 1, 2006 (executed August 2, 2006), and as amended by a letter agreement dated October 2, 2008, an amendment to the Employment Agreement dated as of December 30, 2008, and a letter agreement dated September 28, 2011 (as so amended, the “Agreement”), we are pleased to confirm the following changes to the Agreement.
With regard to Section 2 of the Agreement, the term will be extended from December 31, 2013 to December 31, 2015. The renewal terms contained in Section 2 remain intact.

With regard to Section 4(a) of the Agreement, effective January 1, 2014, your base salary is five-hundred thousand dollars ($500,000) per annum.

If these changes are agreeable, please sign an acknowledgement copy and return to me.

Scientific Games Corporation

By: /s/ Peter A. Mani

Name: Peter A. Mani

Title: Vice President and Chief Human Resources Officer

Acknowledged this 5th day of May, 2014

/s/ Larry Potts
Larry Potts